UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 31, 2012

(Date of earliest event reported)

SIRONA DENTAL SYSTEMS, INC

(Exact name of registrant as specified in its charter)

Delaware	000-22673	11-3374812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30-30 47th Avenue, Suite 500 Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(718) 937-5765

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE.

Sirona Dental Systems, Inc. (the “Company”) is filing this amendment to Form 8-K (this “Amendment”) to amend its Current Report on Form 8-K filed on June 6, 2012 (the “Form 8-K”) with the Securities and Exchange Commission (the “Commission”). The purpose of this Amendment is to re-file Exhibits 10.1 and 10.2 that were originally filed with the Form 8-K to conform such exhibits to respond to comments received from the staff of the Commission on the confidential treatment request filed by the Company with respect to Exhibits 10.1 and 10.2. Confidential treatment has been requested for certain portions of these agreements. Omitted portions have been filed separately with the Commission.

This Amendment contains only the Cover Page to this Form 8-K/A, this Explanatory Note, Item 9.01, the Signature Page, Exhibit Index and Exhibits 10.1 and 10.2, as amended. No other changes have been made to the Form 8-K. This Amendment speaks as of the original filing date of the Form 8-K, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the original Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1†*	Amended and Restated U.S. Distributorship Agreement by and between Sirona Dental Systems, Inc. and Patterson Companies, Inc.

10.2†*	Amended and Restated U.S. CAD-CAM Agreement by and between Sirona Dental Systems GmbH and Patterson Companies, Inc.

99.1**	Press release, dated June 1, 2012

†	A request for confidential treatment was filed for certain portions of the indicated document. Confidential portions have been omitted and filed separately with the Commission as required by Rule 24b-2 of the Commission.
*	Filed herewith
**	Previously filed on June 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRONA DENTAL SYSTEMS, INC.
(Registrant)

Date:	July 12, 2012

		By:	/s/ Jonathan Friedman
Jonathan Friedman
Secretary and General Counsel